            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of
Oppenheimer Gold & Special Minerals Fund

     We consent to the use in this Registration  Statement of Oppenheimer Gold &
Special  Minerals  Fund,  of our report dated  August 10, 2007,  included in the
Statement  of  Additional  Information,  which  is  part  of  such  Registration
Statement,  and to the  references  to our firm  under the  headings  "Financial
Highlights" appearing in the Prospectus, which is also part of such Registration
Statement and "Independent  Registered  Public Accounting Firm" appearing in the
Statement of Additional Information.

                                            /s/ KPMG LLP
                                            ____________
                                            KPMG LLP

Denver, Colorado
October 24, 2007